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                                                                   EXHIBIT 10.1

                                 EDO CORPORATION

                          2006 LONG-TERM INCENTIVE PLAN

1.   PURPOSE.

     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating superior performance by means of performance-related incentives, encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees, and enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.   DEFINITIONS.

     For purposes of the Plan, the following terms have the indicated meaning:

          "Award" means an award granted under the Plan to an Eligible Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock or, or any combination of the foregoing.

          "Award Agreement" means the written agreement evidencing each Award granted to a Participant under the Plan as provided in Section 11(b).

          "Beneficiary" means the estate of a Participant or such other beneficiary or beneficiaries lawfully designated pursuant to Section 11(o) to receive the amount, if any, payable under the Plan upon the death of a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall have the meaning set forth in the applicable Award Agreement, or in any employment agreement with the Company that may be applicable to the Participant, or in the absence of any definition in the Award Agreement or such employment agreement, "Cause" shall have the meaning established by the Committee from time to time.

          "Change in Control" shall mean the occurrence of any of the following events:

          (i) a majority of the members of the Board at anytime cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that, any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

          (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, all employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, including, without limitation, by means of a tender or


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     exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (iii) the shareholders of the Company shall approve a definitive agreement (x) for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradeable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company, or

          (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          "Change in Control Price" shall mean the highest price per share of
     (A) the highest composite daily closing price of a share during the period beginning on the 60th calendar day prior to the date on which the Change in Control occurs and ending on the date of such Change in Control, (B) the highest gross price paid per share during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in the definition of Change in Control; provided that, the Change in Control Price shall not be greater than the price permitted for compliance with any provision of under the Code applicable to an Award.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder as they may be amended from time to time.

          "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          "Common Shares" shall mean the Common Shares, par value $1.00 per share, of the Company.

          "Company" shall mean EDO Corporation and any successor thereto.

          "Disability" shall mean long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

          "Eligible Employee" shall mean each Executive Officer and each other key employee of the Company or its Subsidiaries, but shall not include directors who are not employees of any such entity.

          "Employment" shall mean, for purposes of Section 5(d), continuous and regular salaried employment with the Company or a Subsidiary, which unless the Committee shall determine otherwise, shall include any period of vacation, any approved leave of absence or any salary


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     continuation or severance pay period and may include service with any former Subsidiary of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Executive Officer" shall mean those persons who are officers of the Company within the meaning of Rule l6a-1(f) of the Exchange Act and "Named Executive Officer" shall have the meaning set forth in Item 402 of Regulation S-K under the Exchange Act, or any successor thereto, as it may be amended from time to time.

          "Fair Market Value" shall mean, on any date, the closing price of a Common Share, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a Common Share on such date, as reported on a nationally recognized system of price quotation. In the event that there are no Common Share transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Share transactions were so reported.

          "Nonstatutory Stock Option" shall mean an Option that is not intended to be an Incentive Stock Option.

          "Normal Retirement" shall mean retirement at or after age 65, or such other age as may hereafter be established by resolution of the Board from time to time; provided that, unless the Board by resolution determines otherwise "Early Retirement" shall include retirement after age 55, following not less than 20 years of service with the Company.

          "Option" shall mean the right to purchase the number of Common Shares specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and reflected in the Award Agreement, and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

          "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

          "Performance Period" shall mean the period during which performance measures are established for Performance Shares or Performance Units as determined by the Committee. For Named Executive Officers, the Performance Period shall be determined not later than the time period required by
     Section 162(m) of the Code to qualify as "performance based compensation" thereunder.

          "Performance Share" shall mean any contingent right granted under
     Section 8 to receive a Common Share, which right becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

          Performance Unit" shall mean any contingent right granted under
     Section 8 to receive cash (or, at the discretion of the Committee, Common Shares), which right becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

          "Plan" shall mean this EDO Corporation 2006 Long-Term Incentive Plan, as may be amended from time to time.

          "Predecessor Plans" means the Company's 1996 Long-Term Incentive Plan and 2002 Long-Term Incentive Plan.


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          "Restricted Period" shall mean the period during which a grant of
     Restricted Shares is subject to forfeiture.

          "Restricted Share" shall mean a Common Share granted under Section 7 that becomes vested, in whole or in part, upon the completion of such period of service or performance objectives as shall be determined by the Committee.

          "Stock Appreciation Right" shall mean a contractual right granted under Section 6 to receive cash, Common Shares or a combination thereof

          "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee that shall consist of at least two directors of the Company chosen by the Board, each of whom is both a "non-employee director" within the meaning of Rule l6b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

4.   MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS.

          (a) Maximum Number of Shares.

          The maximum number of Common Shares in respect of which Awards may be made under the Plan shall be a total of 1,200,000 Common Shares. The maximum number of Common Shares in respect of which Awards may be granted to a Participant under this Plan in any 12 month period shall not exceed 200,000 shares, as each such number may be adjusted pursuant to Section 4(c). Whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the foregoing limits of 1,200,000 Common Shares and 200,000 Common Shares, respectively.


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     (b) Shares Available for Issuance.

     Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award. In addition, if any Award under this Plan in respect of shares is canceled or forfeited for any reason without delivery of Common Shares, the shares subject to such Award shall thereafter again be available for award pursuant to this Plan.

     (c) Adjustment for Corporate Transactions.

     In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, (A) adjust any or all of (i) the number and kind of shares that thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing, or (B) with respect to a person who has an outstanding Option, make provisions for a cash payment of any extraordinary cash dividend or as an alternative means (in whole or in part) of affecting any adjustment deemed required by the Committee to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan with respect to such Option. However, the number of shares subject to any Option or other Award shall always be a whole number. With respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments shall be made taking into account Sections 409A and 162(m) of the Code, to the extent applicable.

5.   STOCK OPTIONS.

     (a) Grant.

     Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefore and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Nonstatutory Stock Options; provided that Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant.

     (b) Option Price.

     The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Shares at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs that is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

     (c) Exercise.


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     Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in full on the third anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefore. Payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging Common Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Shares so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.


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     (d) Termination of Employment.

     Unless the Award Agreement shall otherwise provide or the Committee shall otherwise determine after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 5(d). If a Participant's Employment terminates due to the Participant's
(i) death, (ii) Disability, or (iii) Normal Retirement, the then exercisable options held by the Participant at the time of such termination, may be exercised for a period of one year (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary, estate or legal representative) may exercise any Option that was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

6.   STOCK APPRECIATION RIGHTS.

     (a) Grant of SARs.

     The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of seven years from the date of grant and shall have an exercise price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 5(b).

     (b) Exercise of SARs.

     A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a Common Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, Common Shares or a combination of cash and Common Shares; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

7.   RESTRICTED SHARES.

     (a) Grant of Restricted Shares.

     The Committee may grant Awards of Restricted Shares with or without performance criteria to Eligible Employees at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Shares shall be evidenced by an Award Agreement. Unless the Award Agreement shall otherwise provide or the Committee provides


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otherwise after the date of grant, stock certificates evidencing any Restricted
Shares so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of Restricted Shares, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the Common Shares covered by such Award.

     (b) Termination of Employment.

     Unless the Award Agreement shall otherwise provide or the Committee otherwise determines after grant, the rights of a Participant with respect to an Award of Restricted Shares outstanding at the time of the Participant's termination of Employment shall be determined under Section 5(d). Unless the Award Agreement shall otherwise provide or the Committee otherwise determines, any portion of any Restricted Shares Award that has not become vested at the date of a Participant's termination of Employment shall be forfeited as of such date.

     (c) Restricted Period; Restrictions on Transferability during Restricted Period.

     Unless the Award Agreement shall otherwise provide or otherwise determined by the Committee after the date of grant, the Restricted Period applicable to any Award of Restricted Shares shall lapse, and the shares related to such Award of Restricted Shares shall become freely transferable, at such time as may be determined by the Committee. Restricted Shares may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company.

     (d) Delivery of Shares.

     Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary, estate or legal representative, as the case may be. No payment will be required to be made by the Participant upon the delivery of such Common Shares and for cash, except as otherwise provided in Section 11(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Shares or waive any conditions to the vesting of any such Award.

     (e) Rights as a Shareholder; Dividends.

     Unless the Award Agreement shall otherwise provide or otherwise determined by the Committee after the date of grant, Participants granted Restricted Shares shall be entitled to vote the shares and to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in Common Shares or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Shares with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Shares, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of Common Shares. To the extent provided by the Committee at or after the date of grant, any dividends with respect to cash dividends on the Common Shares credited to a Participant's account shall be deemed to have been invested in Common Shares on the record date established for the related dividend and, accordingly, a number of additional Restricted Shares shall be credited to such Participant's account equal to the greatest


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whole number that may be obtained by dividing (x) the value of such dividend on the record date by (y) the Fair Market Value of a Common Share on such date.

8.   PERFORMANCE AWARDS.

     (a) Performance Shares and Performance Units.

     1. Performance Periods and Grants. Subject to the provisions of the Plan, the Committee shall have the authority to grant Performance Shares and Performance Units to any Eligible Employee and to determine (i) the number of Performance Shares and the number of Performance Units to be granted to each Participant and (ii) the other terms and conditions of such Awards. The Committee shall certify that the applicable performance objectives established by the Committee have been attained prior to the payment of any Award hereunder to a Named Executive Officer and shall establish procedures for determining payout of Awards for other Participants. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares or Performance Units for which different Performance Periods are prescribed. Unless the Committee otherwise determines at the time, the actual grant of Performance Shares or Performance Units shall not be made until the end of the applicable Performance Period, though the maximum number of Common Shares potentially applicable to such Award under the particular program shall be reserved under the Plan.

     2. Performance Objectives. With respect to any Executive Officer, the performance objectives with respect to such Award shall be expressed in terms of any of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) total return to shareholders, (ii) return on equity, (iii) operating income or net income, (iv) return on capital,
(v) economic value added, (vi) earnings per Common Share, (vii) earnings before interest, taxes, depreciation and amortization, (viii) cost reductions or savings, (ix) increase in surplus, (x) productivity improvements, (xi) return on invested capital, (xii) market price of the Common Shares, and (xii) total shareholder return. The Committee may, at any time and from time to time, change the performance objectives applicable with respect to future any Performance Shares or Performance Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. Payment for Performance Shares or Performance Units shall be made by the Company in Common Shares, cash or in any combination thereof, as determined by the Committee.

     3. Adjustments. The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Share Award of any Participant for any reason, including, without limitation, changes in the position or duties of any Participant with the Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Company and the Participant, the Committee shall adjust performance objectives, the Performance Share Awards or Performance Units or each of these to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any Subsidiary into another corporation, any separation of the Company or any Subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the


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definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any Subsidiary or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Shares or Performance Units to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code with respect to a particular Participant.

     (b) Termination of Employment.

     Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an Award of Performance Shares or Performance Units where the applicable Performance Period has not lapsed at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event a Participant terminates employment for any reason during a Performance Period, he or she (or his or her Beneficiary, in the case of death) shall not be entitled to receive any Performance Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay all or any part of a Performance to such Participant. in the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, or (iii) Normal Retirement, any Award of Performance Shares or Performance Units shall be forfeited; provided that, the Committee may at the end of the applicable Performance Period make the award as to that number of shares or units that is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives. In all other cases, any portion of any Award of Performance Shares or Performance Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

     (c) Awards Nontransferable

     Performance Shares or Performance Units shall not be deemed granted until the end of the applicable Performance Period and may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Performance Period. Upon grant of the Performance Shares or payout of Performance Units, in the case of payouts in Common Shares, the Common Shares issuable may be subject to such restrictions as are determined by the Committee.

     (d) Award of Dividend Equivalents.

     Unless otherwise determined by the Committee at or after the date of grant, Participants granted Performance Shares or Performance Units shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares and units, provided that if any such dividends or distributions are paid in Common Shares or other property (other than cash), such shares and units and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Performance Shares and Performance Units with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Performance Shares or Performance Units, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of Common Shares ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Shares credited to a Participant's account shall be deemed to have been invested in Common Shares on the record date established for the related dividend and, accordingly, a number of additional Performance Shares or Performance Units shall be credited to such Participant's account equal to the greatest whole number that may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a Common Share on such date. Amounts that may become due hereunder shall be paid in accordance with Section 409A of the Code to the extent applicable.


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9.   STOCK IN LIEU OF CASH.

     The Committee may grant Awards or Common Shares in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company. If shares are issued in lieu of cash, the number of Common Shares to be issued shall be the greatest number of whole shares that has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

10.  CHANGE IN CONTROL.

     (a) Accelerated Vesting and Payment.

     Subject to the provisions of Section 10(b) below, in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the exercise price for such Stock Appreciation Right, whichever is applicable; the Restricted Period applicable to all Restricted Shares, and the Performance Period applicable to Performance Shares and Performance Units shall expire and all such shares shall become non forfeitable and immediately transferable and the Common Shares with respect thereto shall be immediately payable.

     (b) Alternative Awards.

     Notwithstanding Section 10(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's new employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (i) be based on stock that is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under any such Award or class of Awards, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such Award or class of Awards (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

          (iv) have terms and conditions that provide that in the event that the Participant's Employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alterative Award shall be waived or shall lapse, as the case may be.


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

     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of Employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

11.  GENERAL PROVISIONS.

     (a) Withholding.

     The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Shares, no Common Shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Shares (including Common Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (b) Awards.

     Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (c) Nontransferability.

     Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. Except as otherwise expressly provided in this Plan, all rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

     (d) No Right to Employment.

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to Employment. Further, the Company and each Subsidiary expressly reserves the right at any time to terminate the Employment of a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (e) No Rights to Awards; No Shareholder Rights.

     No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Common Shares to be issued under the Plan prior to the issuance thereof.

     (f) Forfeiture of Gains on Exercise

     Except following a Change in Control, if the Participant terminates employment in breach of any covenants and conditions subsequent set forth in
Section 11(g) and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt of any Award, the

Participant shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Participant by the Company for federal income tax purposes and in each case without regard to any subsequent fluctuation in the market price of the shares of Common Shares of the Company. Any such amount due hereunder shall be paid by the Participant within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Participant is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Participant in any capacity whatsoever.

     (g) Condition Subsequent.

     Except after a Change in Control, the exercise of any Option or Stock Appreciation Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent: (i) that Participant refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any Subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that Participant refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) that the Participant furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request. In addition, except as may otherwise be excused by action of the Committee, the Participant by the exercise of the Option or the receipt of the Award agrees to remain in the employ of the Company, unless earlier terminated by the Company or by the Participant by reason of his or her death, disability or retirement.

     (h) Construction of the Plan.

     The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.

     (i) Legend.

     To the extent any stock certificate is issued to a Participant in respect of an Award of Restricted Shares under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend. Upon the lapse of the Restricted Period with respect to any such Restricted Shares, the Company shall issue or have issued new share certificates without a legend in exchange for those previously issued.

     (j) Effective Date.

     The effective date of this Plan is January 1, 2007. The Plan will become effective as of that date provided that the Plan receives the approval, within 12 months of its approval by the Board, and the shareholders of the Company. If such approval is not forthcoming, the Plan and all Awards shall be null and void. No Awards may be granted under the Plan after December 31, 2017. Subject to shareholder approval of the Plan, if the Committee so determines and the holder thereof shall consent to any amendment to any outstanding award that has an adverse affect on such holder's rights thereunder, the provisions of the Plan shall apply to, and govern, existing awards under the Predecessor Plans and, such awards shall be amended to provide such holder with any additional benefits available hereunder.

     (k) Amendment of Plan.

     The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would: increase the number of Common Shares subject to the Plan, except pursuant to Section 4(c) change the price at which Options may be granted; or remove the administration of the Plan from the Committee. Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification. To the Committee determined that an amendment to the Plan or to any Awards issued under the Plan is required to comply with Section 409A of the Code with respect to any Participant or Section 162(m) of the Code with respect to any Named Executive Officer, the Committee may, without stockholder approval or approval of such Participant, amend the

Plan or any Award hereunder, retroactively or prospectively, to the extent it determines necessary in order to comply with Sections 409A or 162(m) of the Code to preserve an exemption therefrom, the Company's Federal income tax deduction for compensation paid pursuant to the Plan and for avoid penalties to a Participant or the Company. To the extent that any Awards issued hereunder are or become subject to Section 409A of the Code, the provisions of this Plan and such Award shall be interpreted to comply with the requirements of such section.

     (l) Application of Proceeds.

     The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

     (m) Compliance with Legal and Exchange Requirements.

     The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Common Shares issuable thereunder) that shall lapse because of such postponement.

     (n) Deferrals.

     The Committee may postpone the exercising of Awards, the issuance or delivery of Common Shares under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option. Any such deferral shall comply with the provisions of Section 409A of the Code to the extent it is applicable.

     (o) Beneficiary

     The Beneficiary of a Participant shall be the Participant's estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Participant may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Participant may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such

Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

                                        Adopted: